Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT is made as of August 20, , 2009 (the "Effective Date") by and between:

GLOBAL CRICKET VENTURE PTE, LTD., a Singapore company having its registered office at 17 Philip Street #05-01, Grand Building Singapore 048695 ("GCV"),

- and -

GLOBAL CRICKET VENTURES LIMITED (Mauritius), a company incorporated under the laws of Mauritius ("GCV Mauritius").

RECITALS

WHEREAS Live Current Media Inc. ("Live Current") was retained by the BCCI-IPL pursuant to a Memorandum of Understanding dated April 16, 2008 between such parties the "Original Agreement") to construct and maintain the official website for the Indian Premier League (the "Project");

AND WHEREAS on March 31, 2009, Live Current. HCCI-IPL and GCV entered into a Novation Agreement (the "Novation Agreement", attached as Schedule 1 hereto) under which the parties agreed that Live Current should be released and discharged from the Original Agreement commencing on the Novation Date, and that GCV should undertake to perform the Original Agreement (as amended in the Novation) and to be bound by the terms of the Original Agreement commencing on the Novation Date in place of Live Current;

AND WHEREAS the Novation Agreement anticipates the assignment of the Original Agreement to GCV Mauritius and provides for such assignment without the prior consent of the BCCI-IPL;

AND WHEREAS GCV desires to assign the Original Agreement to GCV Mauritius and GCV Mauritius desires to accept such assignment;

AND WHEREAS GCV has given prior written notice to BCCI-IPL of its intent to assign the Original Agreement to GC Mauritius as required by the Novation Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the terms and conditions herein contained, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Unless defined herein, capitalized terms have the meaning given to them in the Novation Agreement.

2.  Assignment. Pursuant to paragraph 4.12(i) of the Original Agreement as added by paragraph (4)(1) of the Novation Agreement GCV hereby exercises its right to, and does, transfer and assign unto GCV Mauritius all of its right, title and interest in and to the Original Agreement, as amended by the Novation Agreement, and GCV Mauritius hereby accepts such assignment, in each case as of the Effective Date.

3.  Assumption of Original Agreement. GCV Mauritius hereby agrees to assume and to be liable for all past and future obligations and liabilities of GCV arising under, pursuant to or in connection with the Original Agreement, as amended by the Novation Agreement, and further agrees to indemnify and save harmless GCV in respect thereof.

4.  Further Assurances. The parties hereto shall execute and deliver such further assurances, instruments and documents and do all such things and acts which shah be necessary or appropriate for carrying out the purpose and intent of this agreement.

5.  Waiver. Any term of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by any laws or otherwise afforded, will be cumulative and not alternative.

6.  Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duty executed by or on behalf of each Party hereto.

7.  Binding Effect. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

8.  Entire Agreement. This Agreement supersedes all prior discussions, representations, warranties and agreements, both written and oral, among the Parties with respect to the subject matter hereof, and contains the sole and entire agreement among the Parties with respect to the subject matter hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall he admissible into evidence in any action, suit or other proceeding involving this Agreement.

9.  Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

10.   Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

11.  Governing Law. This Agreement shall be governed by and interpreted under the laws of Singapore.

12. Counterparts. This Agreement may be executed via facsimile transmission and in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF this agreement has been executed as of the day and year first above written.

Signed and delivered for
GLOBAL CRICKET VENTURE PTE LTD

/s/ Mark Melville
Name: Mark Melville
Position: Director and Acting CEO
Date: August 25, 2009

In the presence of a WITNESS:
/s/ Amy Frankel
Name: Amy Frankel
Date: August 25, 2009

Signed and delivered for
GLOBAL CRICKET VENTURES (MAURITIUS)

/s/ Samila Sivaramen
Name:   Samila Sivaramen
Position: Director
Date: 20-08-09

In the presence of a WITNESS:

/s/ Poonam Keenoo-Seegoolam
Name:  Poonam Keenoo-Seegoolam
Date:  20-08-09